EXHIBIT 15.1

February 9, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated April 29, 2022, August 3, 2022 and November 2, 2022 on our reviews of the interim financial statements of The Goldman Sachs Group, Inc. and its subsidiaries (the “Company”), which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
New York, New York